Exhibit 99.1

Press Release
For Further Information
Contact:   James R. Clarkson, President & C.E.O.
                  (843) 716-6101
                  jclarkson@horrycountystatebank.com

HCSB Financial Corporation
Announces Stock Dividend

February 7, 2005 - (Loris, S.C.) The Board of Directors of HCSB Financial Corporation, at its regularly scheduled meeting on January 26, 2005, voted to declare a 3.00% stock dividend payable to shareholders of record as of the close of business February 11, 2005. The dividend will be payable on March 10, 2005.

On or about March 10, 2005, certificates for the new shares and cash paid for fractional shares will be mailed to shareholders. Fractional shares will be based on $32.00 per share.

James R. Clarkson, President and C.E.O., said, “We are pleased to announce our stock dividend. It is being declared in recognition of the bank’s solid growth. This decision reflects the confidence of the Board of Directors for the continued growth and success of the company.”

HCSB Financial Corporation is the parent company of Horry County State Bank. Its headquarters are at 5201 Broad St., Loris South Carolina. Horry County State Bank initially opened on January 4, 1988 in Loris, S.C. and presently has ten offices throughout Horry County, S.C.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.